UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

UpHealth, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TO:	All Employees
FROM:	Dr. Ramesh Balakrishnan
DATE:	June 16, 2022
SUBJECT:	Voting Your Shares Ahead of UpHealth’s Annual Meeting of Stockholders

Dear colleagues,

UpHealth’s Annual Meeting of Stockholders is taking place soon, on June 28.

Many of you are stockholders of UpHealth. As stockholders, you should have received a full set of proxy voting materials for the upcoming meeting. We encourage you to take a moment to read through these materials and confidentially vote your shares.

We need your help to ensure we have sufficient shareholder participation at our meeting. We strongly encourage you to vote, which only takes a few minutes and can be accomplished by Internet, phone or mail.

Please note that your vote is confidential and anonymous and no one in management or the Board will know how you vote. But it is important that you do vote, so that stockholders have a say in the direction of our Company.

To vote, just click the link in the email you should have received from your broker (or our service provider) or follow the instructions on the WHITE proxy card that was mailed to your physical address. If you have any questions or need assistance in getting a new proxy card or otherwise in voting your shares, please contact our advisors at Morrow Sodali. You can reach them at (203) 658-9400 or at UPH@investor.morrowsodali.com.

Thank you in advance for voting your stock.

Sincerely,

Dr. Ramesh Balakrishnan

CEO